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Exhibit 21.1

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
PanAmSat Corporation	Delaware
PanAmSat Communications Carrier Services, Inc.	California
PanAmSat Communications Japan, Inc.	California
PanAmSat Communications Services, Inc.	California
Southern Satellite Corp.	Connecticut
AccessPas, Inc.	Delaware
PanAmSat International Holdings, LLC	Delaware
G2 Satellite Solutions Corporation	Delaware
Service and Equipment Corporation	Delaware
Southern Satellite Licensee Corporation	Delaware
PanAmSat India Marketing, L.L.C.	Delaware
PanAmSat Asia Carrier Services, Inc.	Delaware
PanAmSat Capital Corporation	Delaware
PanAmSat Services, Inc.	Delaware
PanAmSat India, Inc.	Delaware
PanAmSat International Employment, Inc.	Delaware
PanAmSat International Sales, Inc.	Delaware
PAS International, LLC	Delaware
PanAmSat Licensee Corp.	Delaware
USHI, LLC	Delaware
PanAmSat International Systems Marketing, LLC	Delaware
PanAmSat H-2 Licensee Corp.	Delaware
PanAmSat Europe Corporation	Delaware
PanAmSat International Systems, LLC	Delaware
PanAmSat Satellite PAS 1R, Inc.	Delaware
PanAmSat Satellite PAS 6B, Inc.	Delaware
PanAmSat Satellite PAS 7, Inc.	Delaware
PanAmSat Satellite PAS 8, Inc.	Delaware
PanAmSat Satellite PAS 9, Inc.	Delaware
PanAmSat Satellite PAS 10, Inc.	Delaware
PanAmSat Satellite Galaxy 3C, Inc.	Delaware
PanAmSat Satellite Galaxy 4R, Inc.	Delaware
PanAmSat Satellite Galaxy 10R, Inc.	Delaware
PanAmSat Satellite Galaxy 11, Inc.	Delaware
PanAmSat Satellite Galaxy 12, Inc.	Delaware
PanAmSat Satellite Galaxy 13, Inc.	Delaware
PanAmSat Satellite HGS 3, Inc.	Delaware
PanAmSat Satellite HGS 5, Inc.	Delaware
PanAmSat Satellite Galaxy 1R, Inc.	Delaware
PanAmSat Satellite Galaxy 3R, Inc.	Delaware
PanAmSat Satellite Galaxy 5, Inc.	Delaware
PanAmSat Satellite Galaxy 9, Inc.	Delaware
PanAmSat Satellite Galaxy 14, Inc.	Delaware
PanAmSat Satellite Galaxy 15, Inc.	Delaware
PanAmSat Satellite Galaxy 16, Inc.	Delaware

PanAmSat Satellite Leasat F5, Inc.	Delaware
PanAmSat Satellite PAS 2, Inc.	Delaware
PanAmSat Satellite PAS 3, Inc.	Delaware
PanAmSat Satellite PAS 4, Inc.	Delaware
PanAmSat Satellite PAS 5, Inc.	Delaware
PanAmSat Satellite SBS 6, Inc.	Delaware
Sonic Telecom Limited	United Kingdom
PanAmSat Limited Liab. Co.	Switzerland
PanAmSat Africa (Proprietary) Ltd.	South Africa
PanAmSat Asia Pty. Ltd	Australia
PanAmSat Europe Limited	United Kingdom
PanAmSat FSC, Inc.	Barbados
PanAmSat India Private Limited	India
PanAmSat Korea Limited	South Korea
PanAmSat Asia (Hong Kong) Limited	Hong Kong
PanAmSat do Brasil Ltda.	Brazil
PanAmSat Sistemas de Comunicação DTH do Brasil Ltda.	Brazil
PanAmSat International Systems Limited	Cayman Islands
PanAmSat Satellite Europe Limited	United Kingdom
PanAmSat France SAS	France
Europe*Star Gesellschaft fuer Satellitenkommunikation mbH	Germany

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  Exhibit 21.1